UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2015 (June 23, 2015)

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway
Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Annual Meeting Results

On June 23, 2015, GameStop Corp. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, seven Directors were voted on for re-election and two additional proposals were voted on, with the final results set forth below.

1. The Company’s stockholders elected each of the seven nominees for director for a one-year term with the vote specified below:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Daniel A. DeMatteo	84,751,696	372,238	396,811	9,477,521
Thomas N. Kelly Jr.	84,807,026	297,468	416,251	9,477,521
Shane S. Kim	84,829,608	273,825	417,312	9,477,521
J. Paul Raines	84,733,453	389,914	397,378	9,477,521
Gerald R. Szczepanski	84,508,291	615,827	396,627	9,477,521
Kathy P. Vrabeck	84,883,930	222,011	414,804	9,477,521
Lawrence S. Zilavy	84,780,797	316,166	423,782	9,477,521

2. The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the named executive officers of the Company, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
83,179,597	1,636,724	704,424	9,477,521

3. The Company’s stockholders approved, by the following vote, to ratify the Audit Committee's appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending January 30, 2016:

Votes For	Votes Against	Abstentions	Broker Non-Votes
94,323,983	124,290	549,993	—

Item 8.01. Other Events.

At the meeting of the Company's Board of Directors that preceded the Annual Meeting, Lawrence S. Zilavy, one of the Company's independent directors, was appointed Lead Independent Director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: June 29, 2015	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer